                                                                    EXHIBIT 99.3

                                                                    EXHIBIT (A)6
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

----------------------------------------------
                              Give the
For This Type of Account:     Name and
                              SOCIAL SECURITY
                              Number of
----------------------------------------------
 1.  Individual               The individual
 2.  Two or more individuals  The actual owner
     (joint account)          of the account
                              or, if combined
                              funds, any one
                              of the
                              individuals(1)
 3.  Custodian account of a   The minor (2)
     minor (Uniform Gift to
     Minors Act)
 4. a.  The usual revocable   The grantor-
        savings trust         trustee (1)
        (grantor is also
        trustee)
    b.  So-called trust       The actual
        account that is not   owner(1)
        a legal or valid
        trust under state
        law.
 5.  Sole proprietorship      The owner(3)

                                        -----
                             Give the Name
For This Type of Account:    and EMPLOYER
                             IDENTIFICATION
                             Number of
                                        -----
 6.  Sole proprietorship     The owner (3)
 7.  A valid trust, estate,  Legal entity (4)
     or pension trust
 8.  Corporate               The corporation
 9.  Association, club,      The organization
     religious, charitable,
     or educational or
     other tax-exempt
     organization
10.  Partnership             The partnership
11.  A broker or registered  The broker or
     nominee                 nominee
12.  Account with the        The public
     Department of           entity
     Agriculture in the
     name of a public
     entity (such as a
     state or local
     government, school
     district, or prison)
     that receives
     agricultural program
     payments

---------------------------------------

                                        ---------------------------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2

Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Internal Revenue Service Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at your local office of the Social Security Administration or the Internal Revenue Service and apply for a number. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your Internal Revenue Service individual taxpayer identification number. If you do not have an individual taxpayer identification number, obtain Internal Revenue Service Form W-7, Application for IRS Individual Taxpayer Identification Number, and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from withholding on ALL payments include the following:

 . An organization exempt from tax under section 501(a), an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
 . The United States or any of its agencies or instrumentalities.
 . A State, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 . A foreign government and any political subdivisions, agencies or instrumentalities.
 . An international organization or any of its agencies or instrumentalities.

Other payees that MAY be exempt from backup withholding include:

 . A corporation.
 . A foreign central bank of issue.
 . A dealer in securities or commodities required to register in the U.S., the
   District of Columbia, or a possession of the U.S.
 . A futures commission merchant registered with the Commodities Futures
   Trading Commission.
 . A real estate investment trust (as defined in section 856).
 . An entity registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A common trust fund operated by a bank under Section 584(a).
 . A financial institution.
 . A middleman known in the investment community as a nominee or a custodian. . A trust exempt from tax under Section 664 or described in Section 4947.

All of the fifteen payees listed above are exempt from backup withholding on interest and dividend payments except a futures commission merchant registered with the Commodity Futures Trading Commission.

All of the fifteen payees listed above are exempt from backup withholding on broker transactions except a middleman known in the investment community as a nominee or custodian and a trust exempt from tax under section 664 or described in section 4947. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

Only the first five payees listed above (those exempted from backup withholding on ALL payments) are exempt from backup withholding on barter exchange transactions and patronage dividends.

Payments Exempt from Backup Withholding
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  Distributions or payments that a payer can, prior to payment, reliably associate with documentation upon which it may rely to treat as made to a foreign beneficial owner, or as made to a foreign payee, or presumed to be made to a foreign payee, under the applicable Treasury Regulations.

EXEMPT PAYEES: YOU SHOULD FILE THE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER IN LIEU OF FORM W-9 A COMPLETED INTERNAL REVENUE SERVICE FORM W-8BEN OR OTHER FORM W-8 AS APPROPRIATE (COPIES OF WHICH MAY BE OBTAINED FROM THE EXCHANGE AGENT OR FROM THE INTERNAL REVENUE SERVICE WEBSITE AT http://www.irs.gov/forms_pubs/forms.html).

Certain payments that are not subject to information reporting are also not subject to backup withholding. For details, see, for example, Section 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, and 6050N, and the regulations promulgated thereunder.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.